SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):             August 30, 1994




                                 WEIS MARKETS, INC.
               (Exact name of registrant as specified in its charter)




       Pennsylvania                   1-5039                  24-0755415
(State or other jurisdiction       (Commission             (I.R.S.  Employer
     of incorporation)             File Number)           Identification No.)





         1000 S. Second Street
         P.O.  Box 471
         Sunbury, Pennsylvania                                   17801-0471
(Address of principal executive offices)                         (Zip Code)




                                  (717) 286-4571
                (Registrant's telephone number, including area code)




                                       None
           (Former name or former address, if changed since last report.)

Item 5.  Other Events

     On August 30, 1994, the Board of Directors of Weis Markets, Inc., ("Weis Markets"), a Pennsylvania corporation, appointed Sigfried Weis and Robert F. Weis to the newly created position of Co-Chairmen of the Board of Directors.

     Sigfried Weis had formerly been the company's President and Robert F. Weis had been the company's Vice President and Treasurer and will retain the latter office.

     Norman S. Rich was appointed President of Weis Markets, Inc. with the continued responsibility for the day to day operations of the company. Mr. Rich started with Weis Markets as Director of Quality Control 29 years ago and has held several other positions in the company including his most recent position as Executive Vice President and Secretary.

     These changes represent a natural evolution of the management of the company in recognition of the jobs being performed by each of these executives.

     This information has been filed with the SEC as a Form 8-K, Item 5 event deemed of importance to security holders.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Weis Markets, Inc.
                                                    (REGISTRANT)




Date: August 30, 1994                            Mr. William R. Mills
                                                Vice President Finance